[LETTERHEAD OF STIKEMAN, ELLIOTT]





March 15, 1999



Zemex Corporation
Canada Trust Tower
BCE Place
161 Bay Street
Suite 3750
Toronto, Ontario
M5J 2S1


Ladies and Gentlemen:

                    RE: SALE OF COMMON SHARES PURSUANT TO
                        REGISTRATION STATEMENT ON FORM S-8 COVERING
                        1995 EMPLOYEE STOCK OPTION PLAN OF ZEMEX
                        U.S. CORPORATION

    We have acted as counsel to Zemex Corporation (the "Company") in connection with the registration by the Company of 529,000 common shares (the "Shares"), described in the Registration Statement on Form S-8 of the Company being filed with the Securities and Exchange Commission concurrently herewith. The Shares have been or may be issued by the Company pursuant to the 1995 Employee Stock Option Plan (the "Plan") of Zemex U.S. Corporation, a wholly-owned subsidiary of the Company which provides for the possible sale of shares of capital stock of the Company upon exercise of stock options in accordance with the Plan. In such connection we have examined certain corporate records and proceedings of the Company, including actions taken by the Company's Board of Directors in respect of the authorization and issuance of the Shares to meet the requirements of the Plan, and such other matters as we deemed appropriate.

    Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares in the capital stock of the Company.

    We hereby consent to be named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                                             Yours truly,


                                             /s/ Jay C. Kellerman

                                             Jay C. Kellerman

/ls